UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 12, 2010

M.D.C. Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8951	84-0622967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification #)

4350 South Monaco Street, Suite 500

Denver, Colorado 80237

(Address of Principal Executive Offices)

(303) 773-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 210.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 12, 2010, M.D.C. Holdings, Inc. (the “Company”) and certain of its subsidiaries entered into an Underwriting Agreement with Citigroup Global Markets Inc., for itself and as representative of the several other underwriters listed therein (collectively, the “Underwriters”), in connection with the offering and sale of an aggregate principal amount of $250 million of 5.625% Senior Notes due 2020 (the “Notes”). The offering is being made pursuant to the Company’s registration statement on Form S-3ASR (Registration No. 333-154874), as supplemented by the prospectus supplement dated January 12, 2010.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, other obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

The Company expects to receive net proceeds, after the underwriting discount and estimated offering expenses, of approximately $241.8 million. The offering of the Notes closed on January 15, 2010.

Citigroup Global Markets Inc. is a lender under the Company’s Second Amended and Restated Credit Agreement dated as of March 22, 2006, among MDC as Borrower and the Lenders party thereto and JPMorgan Chase Bank, N.A. as Administrative Agent, as amended.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On January 15, 2010, the Company announced that it had completed the issuance of $250 million of its 5.625% Senior Notes due February 1, 2020 (the “Notes”), in accordance with terms previously announced. The Notes were issued pursuant to the Indenture dated as of December 3, 2002, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee, as supplemented by a supplemental indenture dated as of January 15, 2010 (the “Supplemental Indenture”), which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

ITEM 8.01.	OTHER EVENTS

In connection with the offering and sale of the Notes described under Item 1.01 above, Holme Roberts & Owen LLP provided the Company with the legal opinion attached as Exhibit 5.1 hereto.

The Registrant’s press release announcing the transaction is attached as Exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 12, 2010, by and among the Company, certain of its subsidiaries as guarantors, and Citigroup Global Markets Inc., for itself and as Representative of the several other Underwriters named in Schedule II thereto.

4.1	Supplemental indenture dated as of January 15, 2010, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.

5.1	Opinion of Holme Roberts & Owen LLP.

99.1	Press release dated January 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M.D.C. HOLDINGS, INC.

Dated: January 15, 2010	By:	/s/ JOSEPH H. FRETZ
Joseph H. Fretz
Secretary and Corporate Counsel

Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement dated as of January 12, 2010, by and between the Company, certain of its subsidiaries as guarantors, and Citigroup Global Markets Inc.

4.1	Supplemental indenture dated as of January 15, 2010, among the Company, the guarantors named therein and U.S. Bank National Association, as Trustee.

5.1	Opinion of Holme Roberts & Owen LLP.

99.1	Press release dated January 12, 2010.